EXHIBIT 10.14(h)

AMENDMENT TO THE
MINERALS TECHNOLOGIES INC.
SAVINGS AND INVESTMENT PLAN

WHEREAS, Minerals Technologies Inc. (the "Employer") heretofore adopted the Minerals Technologies Inc. Savings and Investment Plan, as amended and restated effective as of January 1, 2013 (the "Plan") and as subsequently amended; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to add an automatic enrollment and automatic increase feature applicable to employees who become participants, or are rehired, on or after January 1, 2023;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2023, as follows:

1.	Section 4.1(a) of the Plan shall be amended in its entirety as follows:

(a)
Elections.  Subject to the provisions of Section 4.2 below, a Participant may elect to contribute to the Plan a portion of his Compensation for a Plan Year on a pre-tax basis and/or in the form of designated Roth contributions.  The amount of a Participant's Compensation contributed in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year.  Except as otherwise provided in Section 7.9, elective deferrals contributed to the Plan as one type, either as a pre-tax or a designated Roth contribution, may not later be classified as the other type. For purposes of making elective deferrals pursuant to this Section, only Compensation earned while eligible to make such deferrals shall be considered.  The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the portion of the Participant's Account consisting of pre-tax contributions and/or designated Roth contributions, as the case may be. No contributions other than designated Roth contributions, in-plan Roth conversion amounts, and properly attributable earnings shall be credited to the Participant’s Roth account, and gains, losses and other credits or charges shall be allocated on a reasonable and consistent basis to such account.

The Plan shall maintain a record of the amount of designated Roth contributions and in-plan Roth conversions, if any, that are in each Participant’s Roth account.

Except as otherwise provided in Section 4.1(e) below, each Participant may elect to contribute from two percent (2%) to twenty percent (20%) of such Participant's Compensation as a pre-tax and/or a designated Roth contribution.  Notwithstanding the foregoing, a Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant may make a pre-tax contribution election to defer from one percent (1%) to one hundred percent (100%) of any flat rate bonus paid to him during the Plan Year that is categorized in the Employer’s payroll records as a “Dover Bonus,” but any such election shall be separate from the Participant’s normal elections and shall be made in accordance with procedures established the Administrator.

Notwithstanding the foregoing, except as otherwise provided herein, any Employee, upon first becoming eligible to participate in the Plan pursuant to Section 3.1, or upon being reemployed by an Employer on or after January 1, 2013, who fails to affirmatively make a deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”), in accordance with rules and procedures established by the Administrator from time to time.  The Administrator shall provide to each such Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.  However, the foregoing provisions shall not apply to any Employee who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant.  In addition, the foregoing provisions shall not apply to any Employee who was eligible for the AMCOL Plan and who becomes a Participant in the Plan as of January 1, 2015 in connection with the merger of the AMCOL Plan.  Rather, such Participant’s deferral rate under the AMCOL Plan shall continue in effect hereunder, with the following modifications.  Any Employee participating under the AMCOL Plan with a deferral rate of one percent (1%) as of December 31, 2014, will be increased to a deferral rate of two percent (2%) effective January 1, 2015 and any Employee with a deferral rate in excess of 20% as of December 31, 2014, will be decreased to a deferral rate of twenty percent (20%) effective as of January 1, 2015.

Notwithstanding the foregoing, any Employee who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, upon first becoming eligible to participate in the Plan on or after July 1, 2015, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”). The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals. The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

Notwithstanding the foregoing, effective July 1, 2018, any Eligible employee to participate in the Plan pursuant to Section 3.1 who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, was hired prior to July 1, 2015 and is deferring zero percent of his Compensation to the Plan, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”). The Administrator shall provide each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals. The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

Notwithstanding anything in this Section 4.1 to the contrary, any Employee, upon first becoming eligible to participate in the Plan pursuant to Section 3.1 on or after January 1, 2023 or upon being rehired on or after January 1, 2023, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to contribute five percent (5%) of his Compensation as a pre-tax contribution (“deemed elective deferral”), in accordance with rules and procedures established by the Administrator from time to time.  Following the Participant’s initial deemed elective deferral, unless the Participant makes an affirmative deferral election or otherwise opts out in accordance with the rules and procedures established by the Administrator, the Participant’s deemed pre-tax elective deferral rate shall be increased by one percent (1%) annually to a contribution maximum of ten percent (10%) in accordance with rules and procedures established by the Administrator.  The Administrator shall provide to each Employee subject to this paragraph a notice of the deemed elective deferral (including the automatic increase provision), his right to receive the amount of the deemed elective deferral in cash and his right to increase, decrease, or discontinue his elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on December 15, 2022.

MINERALS TECHNOLOGIES INC.

By:  __/s/ Erin N. Cutler____________________
Name: Erin N. Cutler
Title: Vice President, Human Resources